Exhibit 5.2

[Letterhead of McCarthy Tétrault LLP]

November 20, 2025

Enbridge Inc.
200 Fifth Avenue Place
425 1st Street S.W.
Calgary, Alberta
T2P 3L8

Dear Sirs/Mesdames:

Re:	Enbridge Inc. (the “Corporation”)
Issue of US$500,000,000 aggregate principal amount of 4.200% Senior Notes due 2028, US$500,000,000 aggregate principal amount of 4.500% Senior Notes due 2031 and US$500,000,000 aggregate principal amount of 5.200% Senior Notes due 2035

We have acted as Canadian counsel to the Corporation, a corporation governed by the Canada Business Corporations Act, in connection with the issue and sale by the Corporation of US$500,000,000 aggregate principal amount of 4.200% Senior Notes due 2028, US$500,000,000 aggregate principal amount of 4.500% Senior Notes due 2031 and US$500,000,000 aggregate principal amount of 5.200% Senior Notes due 2035 (collectively, the “Debt Securities”), which are being issued pursuant to a trust indenture dated as of February 25, 2005 (the “Indenture”), as supplemented by the First Supplemental Indenture dated as of March 1, 2012 between the Corporation and Deutsche Bank Trust Company Americas (the “Trustee”), the Sixth Supplemental Indenture dated as of May 13, 2019 among the Corporation, Spectra Energy Partners, LP, Enbridge Energy Partners, L.P. and the Trustee, and the Eighth Supplemental Indenture dated as of June 28, 2021, between the Corporation, Spectra Energy Partners, LP, Enbridge Energy Partners, L.P. and the Trustee.

We understand that the Corporation has prepared and filed with the Securities and Exchange Commission (the “SEC”) a registration statement (File No. 333-289186) on Form S-3 (the “Registration Statement”) under the United States Securities Act of 1933, as amended, and that the Registration Statement includes the United States Basic Prospectus (which document is referred to as the “U.S. Basic Prospectus”). The U.S. Basic Prospectus as supplemented by a prospectus supplement thereto dated November 17, 2025, filed with the SEC is referred to as the “U.S. Final Prospectus”. We understand that the Debt Securities will be distributed in the United States pursuant to the U.S. Final Prospectus.

Scope of Review

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such public and corporate records, certificates, instruments and other documents, including the Registration Statement, and have considered such questions of law as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as copies, certified or otherwise.

As to certain matters of fact relevant to the opinion expressed below, we have relied exclusively upon a certificate of an officer of the Corporation dated November 20, 2025.

The opinions herein expressed are restricted to the laws of the Province of Alberta and the laws of Canada applicable therein in effect as of the date hereof.

Opinion

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.	The Corporation is validly existing as a corporation under the Canada Business Corporations Act.

2.	The Indenture has been duly authorized and, to the extent execution and delivery are governed by the laws of the Province of Alberta or the federal laws of Canada applicable therein, executed and delivered by the Corporation.

3.	The Debt Securities have been duly authorized and, assuming that the Debt Securities have been duly authenticated by the Trustee in the manner described in the Indenture and under New York law, to the extent issuance, execution and delivery are governed by the laws of the Province of Alberta or the federal laws of Canada applicable therein, issued, executed and delivered by the Corporation.

We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K, which forms a part of the Registration Statement, and to the use of this firm’s name under the caption “Validity of Securities” in the U.S. Final Prospectus. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

Yours very truly,

/s/ “McCarthy Tétrault LLP”